Exhibit 99.1

AITX's RAD Unleashes RADDOG LE2, Redefining Robotic Support for Law
Enforcement

Faster, More Agile, and Built for High-Stakes Operations, RADDOG LE2 Elevates
Law Enforcement Capabilities Like Never Before

Detroit, Michigan, February 27, 2025 -- Robotic Assistance Devices, Inc. (RAD), a subsidiary of Artificial Intelligence Technology Solutions, Inc. (the "Company"), (OTCPK:AITX), has once again redefined robotic law enforcement support with the introduction of RADDOG™ LE2. Designed for maximum speed, agility, and real-world law enforcement operations, this next-generation robotic asset moves with fluid precision, giving officers enhanced situational awareness in the most unpredictable environments. Built to deploy fast, maneuver effortlessly, and provide critical intelligence in high-risk situations, RADDOG LE2 is the robotic tool modern law enforcement has been waiting for.

Artist's depiction of a RADDOG LE2 assisting in an arrest.

Faster, Smarter, and Built for Action

RADDOG LE2 is not just an upgrade, it is a breakthrough. Unlike other quadruped robot dogs, RADDOG LE2 moves with a unique wheeled propulsion system, delivering exceptional speed and agility that allows it to navigate rapidly through complex environments. Whether it is rolling into hostile situations, scouting unknown territory, or engaging in crisis response, this robotic unit puts officers a step ahead of the threat. Equipped with high-definition cameras, two-way communication, and real-time data streaming, RADDOG LE2 ensures that officers have a clear tactical advantage before stepping into danger.

https://www.youtube.com/watch?v=41qDOhD-lwk

Unmatched Tactical Versatility for High-Risk Operations

RADDOG LE2 is built for real-world law enforcement challenges, giving officers the ability to assess dangerous situations from a safe distance. Whether deployed for hostage negotiations, barricaded suspects, hazardous material investigations, or search and rescue missions, RADDOG LE2 provides critical intelligence before officers enter the scene. With its smooth, rapid movement and precise maneuverability, it can navigate tight spaces, cross uneven terrain, and efficiently approach threats in dynamic environments.

Equipped with live audio and video streaming, RADDOG LE2 serves as an officer's eyes, ears, and voice in the field. It can broadcast commands, de-escalate tense situations, and relay vital intelligence to command centers in real time, allowing for informed decisions that enhance officer safety and mission success.

"Law enforcement is evolving, and technology like RADDOG LE2 is no longer a luxury, it is a necessity," said Troy McCanna, former FBI Special Agent and Chief Security Officer at RAD. "In critical incidents, intelligence and response time determine outcomes. RADDOG LE2 delivers both by providing officers with live visual and audio intelligence before they engage, reducing risk and increasing operational control. Every agency looking to enhance officer safety and situational awareness should see RADDOG LE2 in action and understand what it can do."

RADDOG LE2 Specifications

RADDOG LE2 is engineered for rapid deployment and real-world law enforcement operations. It is equipped with a cellular-based remote control system, allowing officers to operate it from virtually anywhere. With AI-driven obstacle avoidance and autonomous locomotion, RADDOG LE2 can adapt to changing environments in real time, ensuring smooth navigation through complex terrain. This high-speed robotic platform can reach speeds of up to 12 mph and is fully operational within 90 seconds of deployment. It features five integrated cameras, providing 360-degree situational awareness and live-streaming capabilities. Designed for mission endurance, RADDOG LE2 runs for 90 minutes on a single charge and is built to overcome nearly any obstacle, making it an essential tool for tactical operations, crisis response, and high-risk law enforcement scenarios.

"RADDOG LE2 is a stunning example of how far our technology has come," said Steve Reinharz, CEO/CTO of AITX and RAD. "This is not just another robotic tool, it is a leap forward in law enforcement support. The speed, agility, and intelligence packed into this unit make it unlike anything agencies have seen before. At the core of RADDOG LE2 is our proprietary RADPack, driving the AI-powered obstacle avoidance, real-time situational awareness, and seamless remote operation that define this incredible platform. We are delivering a technology that will transform how officers gather intelligence, engage in high-risk scenarios, and ultimately stay safer in the field."

Experience RADDOG LE2 in Action

RAD is hitting the road with RADDOG LE2, bringing live demonstrations to law enforcement agencies, municipalities, and state governments nationwide. Agencies will have the opportunity to see firsthand how this high-speed, AI-driven robotic unit can enhance officer safety and tactical operations.

RADDOG LE2 is set to make a high-profile appearance at TECH DAY AT THE CAPITOL® on March 5 in Tallahassee, Florida, an event organized by the Florida Technology Council that highlights tech innovation and its role in state government. The event connects industry leaders, government officials, and law enforcement agencies, offering the perfect setting to showcase RADDOG LE2's advanced capabilities in real-world security applications.

RADDOG LE2 will also be on display at ISC West in Las Vegas from March 31 through April 4 in RAD's booth #21131, where attendees can experience the next evolution in robotic law enforcement support. With its unmatched speed, intelligence, and versatility, RADDOG LE2 is ready to redefine how agencies approach public safety and tactical operations.

AITX, through its subsidiary, Robotic Assistance Devices, Inc. (RAD), is redefining the nearly $50 billion (US) security and guarding services industry1 through its broad lineup of innovative, AI-driven Solutions-as-a-Service business model. RAD solutions are specifically designed to provide cost savings to businesses of between 35%-80% when compared to the industry's existing and costly manned security guarding and monitoring model. RAD delivers these tremendous cost savings via a suite of stationary and mobile robotic solutions that complement, and at times, directly replace the need for human personnel in environments better suited for machines. All RAD technologies, AI-based analytics and software platforms are developed in-house.

RAD has a prospective sales pipeline of over 35 Fortune 500 companies and numerous other client opportunities. RAD expects to continue to attract new business as it converts its existing sales opportunities into deployed clients generating a recurring revenue stream. Each Fortune 500 client has the potential of making numerous reorders over time.

About Artificial Intelligence Technology Solutions (AITX)

AITX is an innovator in the delivery of artificial intelligence-based solutions that empower organizations to gain new insight, solve complex challenges and fuel new business ideas. Through its next-generation robotic product offerings, AITX's RAD, RAD-R, RAD-M and RAD-G companies help organizations streamline operations, increase ROI, and strengthen business. AITX technology improves the simplicity and economics of patrolling and guard services and allows experienced personnel to focus on more strategic tasks. Customers augment the capabilities of existing staff and gain higher levels of situational awareness, all at drastically reduced cost. AITX solutions are well suited for use in multiple industries such as enterprises, government, transportation, critical infrastructure, education, and healthcare. To learn more, visit www.aitx.ai, www.radsecurity.com, www.stevereinharz.com, www.radgroup.ai, www.raddog.ai, and www.radlightmyway.com, or follow Steve Reinharz on Twitter @SteveReinharz.

CAUTIONARY DISCLOSURE ABOUT FORWARD-LOOKING STATEMENTS

The information contained in this publication does not constitute an offer to sell or solicit an offer to buy securities of Artificial Intelligence Technology Solutions, Inc. (the "Company"). This publication contains forward-looking statements, which are not guarantees of future performance and may involve subjective judgment and analysis. As such, there are no assurances that the Company will meet its expectations with respect to its future sales volume, becoming cash flow positive, ARR or RMR. The information provided herein is believed to be accurate and reliable, however the Company makes no representations or warranties, expressed or implied, as to its accuracy or completeness. The Company has no obligation to provide the recipient with additional updated information. No information in this publication should be interpreted as any indication whatsoever of the Company's future revenues, results of operations, or stock price.

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Steve Reinharz

949-636-7060
@SteveReinharz

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1 https://www.ibisworld.com/united-states/market-research-reports/security-services-industry/